                                                                   Exhibit 10.13
                              KEEP-WELL AGREEMENT

     THIS KEEP-WELL AGREEMENT (this "Agreement") is made and entered into this day ___ of April, 1994 by and among C.H. ROBINSON, INC., a Minnesota corporation ("Robinson"), WAGONMASTER TRANSPORTATION COMPANY, a Minnesota corporation ("Wagonmaster"), and METLIFE CAPITAL, LIMITED PARTNERSHIP ("MetLife") with respect to the following facts:

                                   RECITALS

     A. Robinson is the sole shareholder of all of the issued and outstanding stock of Wagonmaster.

     B. Wagonmaster has requested that MetLife lease to Wagonmaster, pursuant to the terms of that certain lease between MetLife and Wagonmaster of even date herewith (the "Lease"), certain equipment (the "Equipment") described more particularly in the Lease.

     C. MetLife has agreed to lease the Equipment to Wagonmaster on the condition, among other things, that Robinson and Wagonmaster execute and deliver this Agreement.

     D. Robinson and Wagonmaster anticipate that the Equipment may from time to time be used by Robinson and affiliates of Robinson, pursuant to the terms of written subleases.

     E. As sole shareholder of Wagonmaster, and because the Equipment may from time to time be used by Robinson and affiliates of Robinson, Robinson acknowledges that it will receive substantial benefit if MetLife agrees to lease the Equipment to Wagonmaster.

     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by all the parties, the parties agree as follows:

                                   AGREEMENT

     1.   Financial Covenants.  For and during the term of the Lease and any
          -------------------
renewals and extensions thereof, Robinson and Wagonmaster agree to comply with the following covenants, and Robinson specifically agrees to take such actions with respect to Wagonmaster as are required for such covenants to be met:

          a. Robinson shall at all times continue to own one hundred percent (100%) of the issued and outstanding stock of Wagonmaster;
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          b.   Wagonmaster shall have a minimum tangible net worth of not less than Two Million Dollars ($2,000,000); and

          c. Wagonmaster shall maintain a ratio of total cash flow to fixed charges of not less than 1.1 to 1. The term "total cash flow" shall mean net after tax income as reflected in annual financial statements, plus depreciation, plus capital infusions from Robinson, plus rental expense, minus stockholder dividends. The term "fixed charges" shall mean the sum of all obligations payable during any period of twelve (12) consecutive months for (i) principal on borrowed money repayable over a period in excess of one (1) year; and (ii) any other obligations under leases which shall have been or, under generally accepted accounting principles, should be recorded as capital leases; and (iii) rental expenses.

     2.   Officer's Certificates.  Wagonmaster shall deliver to MetLife, as soon
          ----------------------
as available but in any event not later than thirty (30) days following the end of each fiscal quarter, copies of the quarterly financial statements of Wagonmaster together with a certificate in the form attached hereto as Exhibit
                                                                       -------
A, executed within thirty (30) days following the end of such fiscal quarter, by a vice president of Wagonmaster, indicating the status of each of the covenants set forth in Section 1 above.

     3.   Events of Default.  Each of the following shall constitute an event of
          -----------------
default (an "Event of Default") under this Agreement:

          a. Wagonmaster shall fail to deliver the financial statements and officer's certificates required to be delivered under, and within the time period set forth in, Section 2, and such failure shall continue for five (5) days after Wagonmaster's receipt of notice from MetLife of such failure.

          b. Robinson shall own less than one hundred percent (100%) of the issued and outstanding stock of Wagonmaster, and such failure shall continue for ten (10) days after Robinson's receipt of notice from MetLife of such failure.

          c. The tangible net worth of Wagonmaster shall be less than Two Million Dollars ($2,000,000), and such tangible net worth shall not be increased to at least Two Million Dollars ($2,000,000) within ten (10) days after Robinson's receipt of notice from MetLife.

          d. The ratio of Wagonmaster's total cash flow to Wagonmaster's fixed charges shall fall below 1.1 to 1, and such ratio shall not be increased to at least 1.1 to 1 within ten (10) days after Robinson's receipt of notice from MetLife.

     4.   Remedies.  Upon the occurrence of an Event of Default, Robinson shall
          --------
have the option to purchase the Equipment at its then Stipulated Loss Value (as defined in the Lease); provided that Robinson shall purchase such Equipment

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within ten (10) days of Robinson's receipt from MetLife of written notice of the
Event of Default. The purchase price for the Equipment shall include, in addition to the Stipulated Loss Value, (i) the past due noncancellable rents remaining unpaid under the Lease plus all late fees assessed under the terms of the Lease, each as of the date on which Robinson pays the purchase price, and
(ii) reimbursement of all expenses incurred by MetLife in pursuing its remedies hereunder, including reasonable attorneys' fees. If Robinson fails to deliver to MetLife the Stipulated Loss Value for the Equipment plus the other amounts set forth above within such time period, MetLife may, at its option, take any of the following actions:

          a. Proceed by appropriate court action or actions, either at law or in equity, either before or after resorting to its remedies set forth in Section 4(b), to (i) require Robinson to take such actions as are necessary to comply or cause compliance with the covenants set forth herein, and Robinson acknowledges and agrees that specific performance is an appropriate remedy, or (ii) recover from Robinson damages for the breach of the covenants contained herein; and/or

          b. By written notice to Robinson and Wagonmaster terminate Robinson and Wagonmaster's right of possession of the Equipment, whereupon all rights of Robinson and Wagonmaster or their permitted assigns to use the Equipment shall absolutely cease and terminate, but Wagonmaster and Robinson shall remain liable as herein provided. Upon such a termination, Robinson shall cause Wagonmaster, at its expense, to redeliver the Equipment to MetLife. If Wagonmaster shall fail to do so, MetLife may retake possession of the Equipment by entering upon any premises at any reasonable time and thereafter MetLife may hold, possess, sell, upgrade, lease to others or enjoy the same, free from any right of Wagonmaster, Robinson or their respective successors or assigns, and Robinson hereby waives the right to object to the amount that may be bid by MetLife or any other person at any foreclosure sale. If MetLife is required to retake possession, Robinson shall upon demand reimburse MetLife for all costs and expenses relating thereto. Notwithstanding such redelivery or retaking, MetLife shall have the right to recover from Robinson and Wagonmaster or either of them any and all amounts which under the terms of the Lease may be then due or which may have accrued to the date of such termination, and also to recover forthwith from Robinson and Wagonmaster or either of them its damages for loss of a bargain and not as a penalty, an amount equal to the Stipulated Loss Value of the Equipment (as defined in the Lease) as of the rent payment date on or next preceding the date of the Event of Default, less:

               (i) the amount MetLife in fact receives from the sale of the Equipment, after deduction of all estimated expenses of such sale (Equipment which MetLife is unable to recover shall at MetLife's option be deemed worthless) or

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               (ii) at MetLife's election, the present value of the
noncancellable regularly scheduled rentals receivable from a subsequent lease of all or part of the Equipment entered into by MetLife (discounted at a rate equal to five (5) percentage points above the prime rate then in effect), and taking into account only the rentals receivable from the commencement date of such subsequent lease until the end of the term of the Lease specified in the Request to Purchase for such Equipment, as defined in the Lease. In addition, Robinson shall be liable to MetLife for all costs and expenses incurred by MetLife by reason of Robinson's breach or default. In addition to the foregoing, Robinson shall be liable for interest on any of the above referenced amounts from and after the due date at the rate of five (5) percentage points above the prime rate then effect, or the legal limit, whichever is smaller. MetLife's costs and expenses incurred by reason of breach or default shall include, without limitation, costs and expenses of receiving or retaking possession of the Equipment, storing, holding, transporting, insuring, caring for, servicing, maintaining and renting the Equipment and collecting rents and professional fees and expenses with respect to or incurred by reason of the breach or default, including legal fees and expenses for advice and legal services in any actions or proceedings which MetLife may commence or in which MetLife may appear or participate to exercise or enforce any rights or remedies or to protect or preserve any rights or interests, and in all reviews of and appeals from any such actions or proceedings.

     5.   MetLife's Obligations.  Robinson and Wagonmaster acknowledge and agree
          ---------------------
that (a) Robinson's obligations to MetLife under this Agreement are primary, (b) MetLife may pursue any and all of its remedies hereunder in any order it may choose, (c) MetLife shall have no obligation to pursue its remedies with respect to Wagonmaster or the Equipment under the terms of the Lease before pursuing Robinson or the Equipment under the terms of this Agreement, (d) if an Event of Default under this Agreement has occurred and is continuing, MetLife may pursue its remedies under this Agreement even if Wagonmaster is then in full compliance with the terms of the Lease, and (e) MetLife's rights and remedies hereunder shall not be affected by any bankruptcy or insolvency of Wagonmaster or Robinson except to the extent that MetLife's right to repossess the Equipment may be lawfully stayed subsequent to the filing of a bankruptcy petition.

     6.   Waiver.  Robinson hereby irrevocably waives all claims it has or may
          ------
acquire, if any, against Wagonmaster in respect of the obligations set forth above, including rights of exoneration, reimbursement, contribution and subrogation. Wagonmaster hereby irrevocably waives all claims it has or may acquire, if any, against Robinson in respect of the obligations set forth above, including rights of exoneration, reimbursement, contribution and subrogation.

     7.   No Waiver; Rights Cumulative; Reasonable Notice.  No delay in making
          -----------------------------------------------
demand for satisfaction of the obligations set forth herein shall prejudice

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

MetLife's right to enforce such satisfaction. All of MetLife's rights and remedies shall be cumulative, and any failure of MetLife to exercise any right hereunder shall not be construed as a waiver of the right to exercise the same or any other right at any time and from time to time hereafter. If MetLife, in its sole discretion, elects to give notice of any action with respect to the sale of the Equipment, Robinson and Wagonmaster agree that ten (10) days prior written notice shall be deemed reasonable notice of any matters contained in such notice.

     8.   Governing Law.  This Agreement shall be governed by and construed in
          -------------
accordance with the internal laws of the State of Washington without regard to the conflicts of laws rules thereof.

     9.   Assignment.  This Agreement shall inure to the benefit of MetLife and
          ----------
its successors and assigns. MetLife may at any time assign or otherwise transfer all or any part of its interest under this Agreement and to the extent of such assignment, the assignee shall have the same rights and benefits against Robinson and Wagonmaster and otherwise under this Agreement (including any right of setoff) as if such assignee were an original party hereto. This Agreement shall be binding upon Robinson and Wagonmaster, and neither Robinson nor Wagonmaster shall assign or otherwise transfer all or any part of their respective rights or obligations hereunder without the prior written consent of MetLife, and any such assignment or transfer purported to be made without such consent shall be ineffective.

     10.  Severability.  Any provision of this Agreement which is prohibited or
          ------------
unenforceable in any jurisdiction shall as to such jurisdiction be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction. To the extent permitted by applicable law, Robinson and Wagonmaster each hereby waives any provision of law which renders any provision of this Agreement prohibited or unenforceable in any respect.

     11.  Entire Agreement.  This Agreement contains the entire agreement of the
          ----------------
parties with respect to the subject matter hereof, and there are no understandings or agreements, written or oral, outside of this Agreement with respect to the subject matter hereof. This Agreement may only be amended in a writing executed by all parties hereto.

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

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective duly authorized officers as of the date first set forth above.

                        C.H. ROBINSON, INC.

                        By:  /s/ Dale S. Hanson
                             --------------------------------------------

                        Title: Vice President and CFO
                               ------------------------------------------

                        WAGONMASTER TRANSPORTATION COMPANY

                        By: /s/ Bernard Madej
                            ---------------------------------------------

                        Title:  President
                                -----------------------------------------

                        METLIFE CAPITAL, LIMITED PARTNERSHIP

                        By_______________________________________________

                        Title:___________________________________________

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                                   EXHIBIT A
                                      TO
                              KEEP WELL AGREEMENT

                         FORM OF OFFICER'S CERTIFICATE

     The undersigned, being a duly elected or appointed vice president of Wagonmaster Transportation Company, does hereby certify, as of the date set forth below, for the benefit of MetLife Capital, Limited Partnership, that the following is true and correct:

     1. C.H. Robinson Inc. is presently, and has been since the date of the last Officer's Certificate delivered to MetLife, the sole owner of all of the issued and outstanding stock of Wagonmaster Transportation Company.

     2. As reflected in the attached quarterly financial statements of Wagonmaster Transportation Company, which financial statements are true and correct, Wagonmaster Transportation Company has a tangible net worth of [insert the correct amount of the tangible net worth, or if it is at least $2 Million, insert "not less than Two Million Dollars ($2,000,000)"].

     3. The ratio of Wagonmaster's total cash flow to Wagonmaster's fixed charges, each as defined in that certain Keep Well Agreement dated _________, 1994, is not less than 1.1 to 1.

          IN WITNESS WHEREOF, the undersigned Vice President has executed this certificate this day of _____________, 1994.


                                    __________________________

                                    ______________ Vice President

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